EXHIBIT 23.1


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOUNTANTS

We have issued our reports dated January 15, 1997, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Tellabs, Inc. and Subsidiaries on Form 10-K (Exhibit 13) for the year ended December 27, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Tellabs, Inc. on Form S-8 (File Nos. 33-48972, 33-45788 and 33-55487).



/s Grant Thornton LLP

GRANT THORNTON LLP
Chicago, Illinois
March 29, 1999